PRIMA ENERGY CORPORATION

 1801 Broadway, Suite 500
 Denver, Colorado  80202
 (303) 297-2100

	NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

	To be held June 12, 1996


     Notice is hereby given that the Annual Meeting of Stockholders of Prima Energy Corporation, a Delaware corporation, will be convened at 2:00 p.m., Mountain Daylight Time, on Wednesday, June 12, 1996, in the Forum Room, Norwest Bank Colorado, N.A., 1740 Broadway, Denver, Colorado, for the following purposes:

     1. To elect two directors, as the Class II directors, for the term expiring in 1999 or until their successors shall be elected and qualified;

     2. To ratify the selection of Deloitte & Touche LLP to serve as independent auditors of Prima Energy Corporation, for fiscal 1996; and

     3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.


     Only stockholders of record at the close of business on May 6, 1996, are entitled to notice of and to vote at the Meeting.

     Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting in person, please indicate your voting instructions on the enclosed proxy, date and sign it, and return it promptly in the enclosed envelope. In the event you do attend the meeting in person, you may withdraw your proxy and vote in person. Your vote is important.



                                        BY ORDER OF THE BOARD OF DIRECTORS




                                        SANDRA J. IRLANDO
                                        Secretary


Denver, Colorado
May 8, 1996

	PROXY STATEMENT

	PRIMA ENERGY CORPORATION
	1801 Broadway, Suite 500
	Denver, Colorado  80202
	(303) 297-2100

	ANNUAL MEETING OF STOCKHOLDERS
	To Be Held June 12, 1996

	GENERAL

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Prima Energy Corporation (hereinafter "the Company" or "Prima"), Suite 500, 1801 Broadway, Denver, Colorado 80202, to be used at the Annual Meeting of Stockholders (the "Meeting") to be held in the Forum Room, Norwest Bank Colorado, N.A., 1740 Broadway, Denver, Colorado, on Wednesday, June 12, 1996, at 2:00 p.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed Proxy Card were sent to stockholders on or about May 8, 1996.

     All expenses for soliciting Proxies, including clerical work, printing and postage, will be paid by the Company. The Company will reimburse brokers and other persons holding stock in their names, or in the name of nominees, for their expenses in sending Proxy materials to principals and obtaining their Proxies. In addition to solicitations by mail, officers, directors and employees of the Company may solicit Proxies by telephone or by personal interviews. Such persons will receive no additional compensation for such services.

     Shares represented by a properly executed Proxy will be voted at the Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the stockholder's shares will be voted as recommended by the Board of Directors. A Proxy may be revoked at any time by a stockholder before it is exercised by giving written notice to the Secretary of the Company or by signing and delivering a Proxy which is dated later, or if the stockholder attends the Meeting in person, by either notice of revocation to the inspectors of election at the Meeting or by voting at the Meeting.

	QUORUM AND VOTING

     Only stockholders of record at the close of business on May 6, 1996, will be entitled to vote at the Meeting. On that date, there were issued and outstanding 3,880,396 shares of the Company's $0.015 par value common stock ("Common Stock"), entitled to one vote per share. In the election of directors, cumulative voting is not allowed. There are no outstanding shares of preferred stock.

     A majority of the outstanding Common Stock, present in person or by Proxy and entitled to vote, will constitute a quorum for the transaction of business at the Meeting. Under Delaware law and the Company's Certificate of Incorporation, if a quorum is present at the Meeting, the nominees for election as Class II directors who receive the greatest number of votes cast at the Meeting by the shares present in person or by Proxy and entitled to vote shall be elected as the Class II directors. The affirmative vote by the holders of a majority of the shares of Common Stock present in person or by Proxy at the Meeting and entitled to vote on the subject matter is required to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for fiscal 1996. In the election of the Class II directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting on Proposal 2 on the Proxy Card or on any other matter presented at the Meeting will have the practical effect of voting against any such matter since it is one less vote for approval, while broker nonvotes on any such matter will not be considered "shares present" for voting purposes. At the 1994 and 1995 Annual Meeting of Stockholders, approximately 86% and 89% respectively of the then outstanding shares of the Company's Common Stock were present in person or by Proxy.

BENEFICIAL OWNERSHIP OF PRIMA'S COMMON STOCK

     The following table sets forth, as of March 31, 1996, the beneficial ownership of Prima's Common Stock (i) by each person or group of persons known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) the nominees as Class II director and each of the directors of Prima, (iii) the executive officer named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and (iv) the nominees and all directors and executive officers as a group.

                                      Amount and Nature
Name and Address                        of Beneficial         Percent
of Beneficial Owner                    Ownership (1)(2)       of Class
- - - - -------------------                   -----------------       --------

Richard H. Lewis..................       590,376   (3)         15.05%
1801 Broadway, Suite 500
Denver, Colorado 80202

Robert E. Childress...............       160,832   (4)          4.14
1801 Broadway, Suite 500
Denver, Colorado  80202

Douglas J. Guion..................        91,418                2.36
1801 Broadway, Suite 500
Denver, Colorado  80202

John P. Lockridge.................       232,730   (5)          6.00
1801 Broadway, Suite 1250
Denver, Colorado  80202

George L. Seward..................       123,862   (6)          3.19
2710 County Rd. No. 39
Yuma, Colorado  80759

Robert G. James...................       424,000   (7)         10.93
80 Ludlow Drive
Chappaqua, New York  10514

Employee Stock Ownership Trust....      241,024   (8)          6.21
with Robert E. Childress and
Sandra J. Irlando as Trustees
1801 Broadway, Suite 500
Denver, Colorado  80202

KPM Investment Management, Inc....       417,985   (9)         10.77
10250 Regency Circle
Omaha, Nebraska  68114

All directors and executive
officers as a group (10 persons)..     1,366,776   (10)        34.49
- - - - -------------------------------
(1) Except as stated in the following notes, each person has sole voting and investment powers associated with the shares stated as beneficially owned by him.

(2) Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but not deemed outstanding for computing the percentage ownership of any other person.

(3)  Includes 42,000 shares purchasable under the Prima Energy
     Corporation 1993 Stock Incentive Plan, 22,976 shares allocated to Mr. Lewis' account in the ESOT as a participant in the ESOP and 71,000 shares owned by the wife and children of Mr. Lewis.
     Mr. Lewis disclaims beneficial interest of the shares owned by his wife and children.

(4) Includes 116 unallocated shares held by the ESOT as to which Mr. Childress has shared voting and investment powers by virtue of being a Co-Trustee, but does not include the remaining 240,908 shares held by the ESOT, as to which he has no voting powers, but does have shared investment powers. See Note (8) below.

(5)  87,000 shares are pledged on a bank loan.

(6) Includes 160 shares owned by the wife of Mr. Seward. Mr. Seward disclaims beneficial ownership of these shares.

(7) The number of shares and nature of beneficial ownership is based on information contained in Schedule 13D and Form 4 filed with the Securities and Exchange Commission.

(8) Pursuant to the terms of the ESOT, the Trustees have investment powers related to the Common Stock of Prima held by the ESOT.

(9) The number of shares and nature of beneficial ownership is based on information contained in Schedule 13G filed with the Securities and Exchange Commission with respect to 388,860 shares and is based on information supplied by KPM Investment Management Inc. with respect to the remaining 29,125 shares. KPM Investment Management, Inc.
     reported sole voting power and sole dispositive power with respect to all shares.

(10) Includes 83,000 shares purchasable under the Prima Energy Corporation 1993 Stock Incentive Plan and 93,904 shares allocated to the ESOT accounts of individuals who are directors or officers of Prima.

	ELECTION OF CLASS II DIRECTORS
	(PROPOSAL 1 OF PROXY CARD)

     The Company's Certificate of Incorporation and Bylaws provide that the number of members of the Board of Directors shall be fixed by resolution of the Board. The size of the Board is currently set at five. The Company's Certificate of Incorporation also provides for the classification of the Board of Directors into three classes, as nearly equal in number as possible; each of which classes will serve for three years with one class being elected each year. Currently the number of directors in each of the three classes is one in Class I, two in Class II and two in Class III. The term of the Class II directors expires at the Meeting, the Class III directors at the 1997 Annual Meeting of Stockholders and the Class I director at the 1998 Annual Meeting of Stockholders. The Board of Directors intends to submit two nominees (Robert E. Childress and Douglas J. Guion) at the Meeting as the Class II directors.

     The Company has no nominating or similar committee of its Board of Directors; therefore, it is the recommendation of the Board of Directors that the Board for the coming year, and until their successors have been duly elected and qualified, shall consist of a total of five (5) members. Unless authority is withheld, it is intended that the shares represented by your Proxy will be voted for the election of the nominees (Robert E. Childress and Douglas J. Guion) as the Class II directors. If these nominees are unable to serve for any reason, your Proxy will be voted for such persons as shall be designated by the Board of Directors to replace such nominees. The Board of Directors has no reason to expect that the nominees will be unable to serve.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR CLASS II DIRECTORS, ROBERT E. CHILDRESS AND DOUGLAS J. GUION.

     Certain information concerning such nominees, as well as the other current directors, is set forth below:

                                                 Period of Service
                            Positions with           as Director  Class of
Name                Age      the Company             or Officer   Director
- - - - ------------------- ---  ----------------------- ---------------- --------

Richard H. Lewis.... 46  Chairman of the Board,  Since April 1980  III (1)
                         Chief Executive Officer,
                         President, Treasurer

Robert E. Childress. 48  Director                Since October 1988 II (2)

Douglas J. Guion.... 47  Director                Since October 1988 II (2)

John P. Lockridge... 65  Director                Since May 1980    III (1)

George L. Seward.... 45  Director                Since April 1980    I (3)
- - - - ------------------------

(1) Current term expires in 1997

(2) Current term expires in 1996

(3) Current term expires in 1998

     The following includes additional information concerning the Class II nominees for director and each of the director's business experience:

     Mr. Lewis founded Prima in April 1980 and has served as its Chairman of the Board, Chief Executive Officer and Chief Financial Officer since that time. Mr. Lewis graduated from the University of Colorado in 1971 with a B.S. degree in Finance and Accounting. Mr. Lewis was employed as a certified public accountant with Arthur Andersen LLP, an international public accounting firm, from 1971 until 1980, serving as an audit manager since 1976. Mr. Lewis serves on the Advisory Council to the School of Business at the University of Colorado and is active in various civic and industry organizations.

     Mr. Childress has been a director of Prima since 1988.   He served as
Prima's Executive Vice President from October 1988 to April 1993, at which time he resigned as Executive Vice President to devote more time to volunteer activities. Mr. Childress holds a B.S. degree in Geophysical Engineering from the Colorado School of Mines. He worked for Cities Service Oil Company from 1970 to 1981 in various positions, including Regional Geophysical Manager in Houston and Manager of Planning for Worldwide Operations for the
company's Energy Resource Group in Tulsa.   Mr. Childress joined Golden
Buckeye Petroleum Corporation ("GBPC") in 1981 and served as its President until that company merged with Prima in October 1988.

     Mr. Guion has been a director of Prima since October 1988. In 1987, Mr. Guion founded Colorado Energy Minerals, Inc., a privately held oil and gas company owned by Mr. Guion and his family. He co-founded GBPC in 1980 and served as its Chairman of the Board until the merger with Prima in 1988. Prior to 1980, Mr. Guion spent 10 years as a co-owner and manager for various geological and geophysical consulting firms and in various other business enterprises, including home building and real estate. Mr. Guion holds a B.S. degree in Geophysical Engineering from the Colorado School of Mines. He is a Registered Professional Engineer, Registered Geophysicist and Certified Petroleum Geologist.

     Mr. Lockridge has been a director of Prima since May 1980. He has been engaged in oil, gas and mineral exploration activities since graduation from the Colorado School of Mines with a degree in Geological Engineering in 1952. From 1952 to 1968, Mr. Lockridge was employed by Mobil Oil Corporation in various capacities of increasing responsibility, including Rocky Mountain Exploration Manager. From 1968 to 1970, Mr. Lockridge was a Vice President for Koch Exploration Company. Since 1970, Mr. Lockridge has been an independent operator and is the Vice President of Mountain Petroleum Corporation, a privately held oil and gas company. Mr. Lockridge has been involved in many professional industry organizations, including past president of the Rocky Mountain Association of Geologists and past vice president of the American Association of Petroleum Geologists. He is a recipient of several awards and is an Honorary Member of both the RMAG and the AAPG.

     Mr. Seward has been a director of Prima since April 1980. He has been engaged in the farming and ranching business since his graduation from Colorado State University with a B.A. degree in 1972. Since 1975, Mr. Seward has owned and operated Seward Land and Cattle Company, a privately held company, as its majority stockholder and president.

OTHER EXECUTIVE OFFICERS

     The following paragraphs set forth certain information concerning executive officers who are not also directors of the Company:

     John D. Longwell, age 41, has been Senior Vice President of Operations since June 1993. He was Vice President of Operations from March 1990 to June 1993. Mr. Longwell served as Operations Manager for GBPC and subsequently for Prima from 1984 to March 1990. Previously, Mr. Longwell worked in various engineering capacities for Texaco, Superior Oil and Dome Petroleum. Mr. Longwell has also served as President of Action Oilfield Services, Inc. (a wholly owned subsidiary) since 1986. Mr. Longwell has been a director of the Colorado Oil and Gas Association since 1985, was Vice President for 1994 and served as Association President for 1995. Mr. Longwell is a 19 year veteran in the oil and gas industry and received a B.S. degree in Mechanical Engineering from Syracuse University in 1976.

     John H. Carpenter, age 40, has been Vice President of Marketing since April 1994. Mr. Carpenter has 15 years experience in the oil and gas industry, primarily in the marketing, sales and trading of natural gas.
Prior to joining Prima, Mr. Carpenter was the Vice President of Barrett Fuels Corporation, a natural gas trading subsidiary of Barrett Resources Corporation, for four years. He also assisted in the initiation of natural gas trading activities for the Public Service Company of Colorado in its wholly owned subsidiary, Fuel Resources Development Co., where he worked for eight years and was its Manager of Marketing. Mr. Carpenter is a former Director of the Rocky Mountain Natural Gas Association. He received a B.A. degree in Journalism and Master of Science in Administration degree from the University of Denver.

     Michael K. Decker, age 41, has been Vice President of Exploitation since June 1993. Mr. Decker joined Prima in 1990 as Exploitation Manager, responsible for geological engineering and reservoir engineering operations. Mr. Decker spent the first eleven years of his career with Tenneco Oil Exploration and Production Company, working both onshore and offshore domestic properties. Upon the sale of Tenneco, Mr. Decker joined Bonneville Fuels Corporation and was responsible for evaluating acquisitions and prospects in the United States and Canada. Mr. Decker is also an active member of the Potential Gas Committee ("PGC"). He is currently on the PGC Board of Directors and is the Rocky Mountain Area Chairman. Mr. Decker received a B.S. degree in Geological Engineering from the Colorado School of Mines in 1977.

     Sandra J. Irlando, age 44, has been Vice President of Accounting since June 1993 and Corporate Secretary since June 1994. Ms. Irlando has been Controller of Prima since 1988. She joined GBPC in 1985 as Tax Manager and became its Controller in 1987. Prior to joining GBPC, Ms. Irlando worked as a certified public accountant for nine years. She received a B.S.B.A. degree in Accounting from the University of Denver in 1975.

     G. Walter Lunsford, age 44, has been Vice President of Land since June 1993. He served as Secretary from October 1988 to June 1994 and was Land Manager of Prima from October 1988 to June 1993. He served as Secretary and Land Manager for GBPC from 1982 until the merger with Prima in 1988.
Mr. Lunsford received a B.S. degree from Indiana University and is a Registered Professional Landman and member of the American Association of Professional Landmen.

     No family relationship exists between the nominees for Class II director or any of the directors and executive officers of the Company with the exception of Mr. Lunsford, who is the brother-in-law of Mr. Guion. In addition, neither the nominees for Class II director nor any of the directors is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held 12 meetings during the year ended December 31, 1995. Each director attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors and the meetings of the Committees described below of which each respective director is a member.
The Company's officers have made a practice of keeping its directors informed of corporate activities by frequent personal meetings and telephone discussions, and the directors ratify or authorize certain Company actions through unanimous written consent actions.

     The audit committee of the Board of Directors consists of Messrs. Lockridge and Seward. Its functions include recommending to the Board of Directors the independent auditors to be employed, discussing the scope of the independent auditors' examinations, reviewing the financial statements and independent auditors' report, soliciting recommendations from the independent auditors regarding internal controls and other matters, establishing guidelines for the Board of Directors review of related party transactions for potential conflicts of interest, making recommendations to the Board of Directors and other related tasks as requested by the Board of Directors. During the year ended December 31, 1995, the committee met formally one time and the meeting was attended by all of the committee.

     The compensation committee of the Board of Directors consists of Messrs. Childress, Guion, Lockridge and Seward. The committee has the authority to establish policies concerning compensation and employee benefits for all employees of the Company. The committee reviews and makes recommendations concerning the Company's compensation policies and the implementation of those policies and determines compensation and benefits for certain executive officers. During the year ended December 31, 1995, the committee met formally four times.

     At present, the Company has no nominating, executive or similar committees.

DIRECTOR COMPENSATION

     No director of Prima has been compensated for any services provided as a director under any standard arrangement or otherwise.

	EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years, to its Chief Executive Officer, the only executive officer whose salary and bonus exceeded $100,000 for the last fiscal year for services in his capacity as such.

SUMMARY COMPENSATION TABLE
                                                    Long-term   All Other
Name and                      Annual Compensation Compensation Compensation
Principal Position     Year     Salary     Bonus   Options (#)     (1)
- - - - -------------------  -------- ---------- -------- ------------ ------------
Richard H. Lewis...  12/31/95  $178,754   $50,000     50,000      $ 7,500
 Chief Executive     12/31/94   165,334   100,000       none       11,136
 Officer, President, 12/31/93   138,666    60,000     80,000        9,108
 and Treasurer

(1) Amounts consist of allocations during each of the years for the benefit of Mr. Lewis under Prima's Employee Stock Ownership Plan ("Plan").
     The Plan is qualified under Section 401(a) of the Internal Revenue
     Code of 1986, as amended, and is for the benefit of all eligible employees of the Company. Allocations to participants are made annually as of the last day of the Plan year, September 30, and are allocated among the participants in proportion to their compensation for the Plan year. Contributions to the Plan are payable at a minimum rate of 5% of eligible salaries (consisting of salary, bonus, and, in the case of certain non-officer employees, overtime). Through the Plan year ended September 30, 1993, the Plan provided for contributions to be made quarterly and to be used to purchase Prima Common Stock on the open market. Effective
     October 1, 1993, the Plan was amended to allow fully vested employees the option to direct the Plan Trustees to diversify a portion of their Plan investments by selling a limited percent of Prima Common Stock each year and investing the proceeds in various investment options. Plan participants become fully vested in the Plan after six years of service to the Company. Mr. Lewis is fully vested in the Plan.

OPTION GRANTS IN 1995

     The table below shows information regarding the grant of non-qualified stock options made to the named executive officer under the Prima Energy Corporation 1993 Stock Incentive Plan ("Stock Incentive Plan"). The amounts shown for the named executive officer as potential realizable values are based on arbitrary assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten year term of the options, which would result in stock prices of approximately $24.23 and $38.58, respectively. The amounts shown as potential realizable values for all stockholders represent the corresponding increases in the market value of the 3,880,396 shares outstanding on the day these options were granted, which would total approximately $36,300,000 and $91,992,000 respectively. No gain to the optionees is possible without an increase in stock price which will benefit all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. There can be no assurance that the potential realizable values shown in this table will be achieved.

                    Individual Grants (1)            Potential Realizable
          ------------------------------------------   Value at Assumed
                    Percent of                       Annual Rates of Stock
                  Total Options                       Price Appreciation
                    Granted to   Exercise               For Option Term
           Options  Employees     Price               -------------------
           Granted  in Fiscal      Per    Expiration  If Stock  If Stock
             (#)      1995        Share      Date       at 5%    at 10%
           ------- -----------   -------- ----------  --------  ---------
Richard H.
Lewis.....  50,000   66.67%      $14.875   5/22/05    $467,740 $1,185,346

(1) All options were granted at an exercise price equal to the closing price of the Common Stock on the date of grant and vest at a rate of 20% per year beginning May 22, 1996. Upon a Change of Control of the Company, as defined in the Stock Incentive Plan, all options previously granted under the Plan would become exercisable in full. Options granted are non-transferable except by will or the laws of descent and distribution, may be exercised during the grantee's lifetime only by the grantee and must be exercised no later than ten years from the date of grant. The options expire if not exercised, in most cases, within twelve months of the grantees death or total and permanent disability, on the effective date of termination of employment or, with the discretion of the Compensation Committee, within three months after normal or early retirement and are subject to certain conditions.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth information concerning each exercise of stock options during the year ended December 31, 1995 by the Company's
Chief Executive Officer and the fiscal year-end value of unexercised options held by him.

AGGREGATED OPTION/SAR EXERCISES
FOR YEAR ENDED DECEMBER 31, 1995
AND YEAR-END OPTION/SAR VALUES

         Share                    Number of           Value of Unexercised
        Acquired             Unexercised Options    In-The-Money Options at
          on       Value      at Year End (#)(2)       Year-End ($)(3)
        Exercise  Realized   Exercis-  Unexercis-    Exercis-    Unexercis-
Name     (#)(1)    ($)(1)      able       able         able         able
- - - - ------  --------  -------- ----------- -----------  ----------- -----------
Richard
H. Lewis   0         0        32,000     98,000          0          0

(1)  No options were exercised during the year ended December 31, 1995.

(2) The total number of unexercised options held as of December 31, 1995, separated between those options that were exercisable and those options that were not exercisable.

(3) For all unexercised options held as of December 31, 1995, the aggregate dollar value of the excess of the market value of the stock underlying the options over the exercise price of those options. On December 31, 1995, the closing sale price of the Common Stock was $13.25 per share. The exercise price is $13.25 per share for 80,000 shares, of which 32,000 were exercisable and $14.875 for 50,000 shares, none of which were exercisable. The values are shown separately for those options which are exercisable, and those options that were not yet exercisable.

	PERFORMANCE GRAPH

     The following graph shows the changes over the past five year period in the value of $100 invested in: (1) Prima Energy Corporation Common Stock; (2) the NASDAQ Market Index; and (3) a peer group consisting of all the crude petroleum and natural gas companies with stock trading on the NASDAQ Market within SIC code 1311, consisting of approximately 188 companies. The year end values of each investment are based on share price appreciation and assume that $100 was invested December 31, 1990 and that all dividends are reinvested. Calculations exclude trading commissions and taxes. The comparison in the graph is required by the SEC and, therefore, is not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                                        As of December 31,
                      ----------------------------------------------------
                        1990     1991     1992     1993     1994     1995
                      -------  -------  -------  -------  -------  -------
Prima Energy
Corporation.......... $100.00  $122.45  $326.53  $465.31  $375.51  $432.65
Peer Group Index.....  100.00   104.41    99.14   118.12   123.79   136.14
NASDAQ Market Index..  100.00   128.38   129.64   155.50   163.26   211.77

	COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Childress, Guion, Lockridge and Seward served as members of the Compensation Committee during calendar 1995. Messrs. Childress, Guion and Seward were not officers of the Company during 1995, but were officers of the Company prior to 1994. Mr. Guion is the brother-in-law of Mr. Lunsford, Vice President of Land for the Company.

	COMPENSATION COMMITTEE REPORT

     Under rules established by the Securities and Exchange Commission, the Company is required to provide certain information regarding the compensation of its Chief Executive Officer and other executive officers whose salary and bonus exceed $100,000 per year. Disclosure requirements include a report explaining the rationale and considerations that lead to fundamental executive compensation decisions. The following report has been prepared to fulfill this requirement.

     The Compensation Committee ("Committee") of the Board of Directors sets and administers the policies that govern the annual compensation and long-term compensation of executive officers of the Company. The Committee consists of Messrs. Childress, Guion, Lockridge and Seward, none of whom is currently an employee of the Company. The Committee makes all decisions concerning compensation of executive officers who receive salary and bonus in excess of $100,000 annually, determine the total amount of bonuses to be paid annually and grant all awards of stock options under the Company's Stock Incentive Plan. The Committee's policy is to offer executive officers competitive compensation packages that will permit the Company to attract and retain highly qualified individuals and to motivate and reward such individuals on the basis of the Company's performance.

     At present, the executive compensation package consists of base salary, cash bonus awards and long-term incentive opportunities in the form of stock options, stock appreciation rights and an employee stock ownership plan. Executive salaries are reviewed by the Committee on an annual basis and are set for individual executive officers based on subjective evaluations of each individual's performance, the Company's performance and a comparison to salary ranges for executives of other companies in the oil and gas industry with characteristics similar to those of the Company. This allows the Committee to set salaries in a manner that is both competitive and reasonable within the Company's industry.

     Cash bonuses may be awarded on an annual basis for exceptional effort and performance. The use of a specific formula to evaluate management performance is not employed because it is difficult to define an appropriate formula and it restricts the flexibility of the Committee. The Committee considers the achievements of the Company, specifically including earnings for the year, return on stockholders' equity and growth in proved oil and natural gas reserves, in determining appropriate levels for bonus awards. Following a review of the Company's performance after the close of the 1995 fiscal year, in March of 1996 the Committee determined that cash bonuses should be awarded, set a total dollar limit for the bonus pool and awarded a cash bonus to the Company's Chief Executive Officer, based upon his contribution to the Company's performance during the year.

     Incentive stock options may be granted to key employees, including executive officers of the Company. Such stock based awards continue to be an important element of the executive compensation package because they aid in the objective of aligning the key employees' interests with those of the stockholders by giving key employees a direct stake in the performance of the Company. Decisions concerning the granting of stock options are made on the same basis as decisions concerning base salary and cash bonus awards as discussed above. Options totalling 75,000 were granted in 1995.

     The compensation of the Chief Executive Officer of the Company is determined in the same manner as the compensation for other executive officers as described above. As a result, the compensation of the Chief Executive Officer is largely dependent upon the overall performance of the Company as well as a comparison to compensation being paid by other comparable peer companies to their chief executive officers. For the year ended December 31, 1995, the base salary of the Chief Executive Officer of the Company, Richard H. Lewis, increased approximately 8.1 percent to $178,754 from $165,334. A cash bonus award for 1995 of $50,000 was paid in March of 1996. Stock options for 50,000 shares were granted to the Chief Executive Officer in 1995.

Compensation Committee of the Board of Directors:
  Robert E. Childress
  Douglas J. Guion
  John P. Lockridge
  George L. Seward

	TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Company is a 6% limited partner in a real estate limited partnership which acquired approximately 54 acres of undeveloped land in Phoenix, Arizona for investment and capital appreciation. The Company has invested $256,668 in the partnership from inception. No funds were invested for the year ended December 31, 1995. During fiscal 1991, 32 acres of the land were returned to the noteholders in exchange for forgiveness of the remaining debt. The partnership owns the remaining 22 acres of land free and clear. One of the general partners of the partnership is a company controlled by the brother of the Company's president. The Company participated on the same basis as the other limited partners. This transaction was approved by the disinterested members of the Board.

     Certain of the Company's directors and executive officers have participated, either individually or through entities which they control, in oil and gas prospects or properties in which the Company has an interest. These participations, which have been on a working interest basis, have been in prospects or properties originated or acquired by the Company. In substantially every instance, there has also been one or more non-affiliated participants who participated on the same basis as the officers and directors. In some cases, the interests sold to affiliated and non-affiliated participants were sold on a promoted basis requiring these participants to pay a portion of the Company's costs. Each of the participations by directors and executive officers is believed to have been on terms no less favorable to the Company than it could have obtained from non-affiliated participants. Such participations create interests that may conflict with those of the Company. It is expected that joint participations with the Company will occur from time to time in the future. All participations by the officers and directors have and will continue to be approved by the disinterested members of the Board of Directors and are subject to standard industry operating agreements.

     During 1995, the Company and Mr. Lockridge, a director, jointly participated in the acquisition of undeveloped acreage in Colorado and Wyoming. The leases were acquired at competitive federal lease sales. Such participations were at cost. The Company's share of the costs of jointly acquired leasehold interests totaled $243,000.

     At any point in time, there are receivables and payables with officers and directors that arise in the ordinary course of business resulting from their participations in Company oil and gas properties or prospects. These amounts are not significant.


	SECTION 16 REPORTING

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) filings.

     Based solely on its review of copies of such forms received by the Company or written representations that no Form 5's were required for those persons, the Company believes that, during the year ended December 31, 1995, its officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements except as noted below.

     Mr. Richard H. Lewis, a director and officer of Prima, failed to timely file one Form 5 reporting transactions for his account in the Prima Energy Corporation Employee Stock Ownership Plan ("ESOP") for the plan year ended September 30, 1995. The Form 5 was due February 15, 1996 and was filed April 10, 1996. The following officers of Prima were subject to the same Form 5 filing requirements for their participations in Prima's ESOP and filed the Form 5's on April 10, 1996: John D. Longwell, John H. Carpenter, Michael K. Decker, Sandra J. Irlando and G. Walter Lunsford.


	PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS (PROPOSAL 2 ON PROXY CARD)

     The independent certified public accounting firm of Deloitte & Touche LLP has been engaged by the Company to audit the accounts and financial statements of the Company annually for the periods from its inception, April 11, 1980 through December 31, 1995.

     Although ratification by stockholders of the appointment of Deloitte
& Touche LLP is not required by Delaware corporate law or the Company's Certificate of Incorporation or Bylaws, management feels a decision of this nature should be made with the consideration of the Company's stockholders. If stockholder approval is not received, management will reconsider the appointment.

     It is expected that a representative of Deloitte & Touche LLP will be present at the Meeting and will be given the opportunity to make a statement if he so desires. It is also expected that the representative will be available to respond to appropriate questions from stockholders.



     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1996.

                           OTHER BUSINESS

     The Board of Directors of the Company is not aware of any other matters that are to be presented at the Meeting, and it has not been advised that any other person will present any other matters for consideration at the Meeting. Nevertheless, if other matters should properly come before the Meeting, the stockholders present, or the person, if any, authorized by a valid Proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.


	DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR
	ANNUAL MEETING SCHEDULED TO BE HELD IN JUNE, 1997

     Any proposal by a stockholder to be presented at the Company's Annual Meeting of Stockholders scheduled to be held in June, 1997, must be received at the offices of the Company, Suite 500, 1801 Broadway, Denver, Colorado 80202, no later than January 9, 1997 in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy for that meeting.


	ANNUAL REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS

     You are referred to the Company's annual report, including consolidated financial statements, for the year ended December 31, 1995, enclosed herein for your information. The annual report is not incorporated in this Proxy Statement and is not to be considered part of the soliciting material.


                                   BY ORDER OF THE BOARD OF DIRECTORS




                                   SANDRA J. IRLANDO
                                   Secretary


Denver, Colorado
May 8, 1996

APPENDIX I
PROXY CARD

 PROXY           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Prima Energy Corporation The undersigned hereby appoints Richard H. Lewis, 1801 Broadway, Suite 500 Sandra J. Irlando and G. Walter Lunsford as
Denver, CO  80202         Proxies, or any one of them, each with the power
                          to appoint his or her substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock of Prima Energy Corporation held of record by the undersigned on May 6, 1996, at the Annual Meeting of Stockholders to be held on June 12, 1996 or any adjournment thereof, hereby ratifying and confirming all that said Proxies may do or cause to be done by virtue thereof.

1. ELECTION OF CLASS II DIRECTORS:
   ___ FOR Robert E. Childress, nominee  ___ WITHHOLD AUTHORITY to vote for
       as Class II Director                  Robert E. Childress, nominee
                                             as Class II director.

   ___ FOR Douglas J. Guion, nominee     ___  WITHHOLD AUTHORITY to vote for
       as Class II Director                  Douglas J. Guion, nominee as
                                             Class II director.

2. PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS OF PRIMA ENERGY CORPORATION FOR FISCAL 1996.
                      ___ FOR         ___ AGAINST          ___ ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.







THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSAL 2.

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.
                                            When signing as attorney,
                                            as executor, administrator,
                                            trustee, or guardian, please
                                            give full title as such.
                                            If a corporation, please sign
                                            in full corporate name by
                                            President or other authorized
                                            officer.  If a partnership
                                            please sign in partnership name
                                            by authorized person.



DATED __________________________________________, 1996

_____________________________________    ________________________________
PLEASE MARK, SIGN, DATE AND RETURN       Signature
THE PROXY  CARD  PROMPTLY  USING  THE
ENCLOSED ENVELOPE.
_____________________________________    ________________________________
                                         Signature, if held jointly